As filed with the Securities and Exchange Commission on December 10, 2013
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PHARMA-BIO SERV, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0653570
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Pharma-Bio Serv Building, #6 Road 696 Dorado, Puerto Rico (Address of Principal Executive Offices)	00646 (Zip Code)

Pharma-Bio Serv, Inc. 2005 Long-Term Incentive Plan, as amended
(Full Title of the Plan)

Pedro J. Lasanta
Chief Financial Officer and Vice President Finance and Administration
Pharma-Bio Serv, Inc.
Pharma-Bio Serv Building,
#6 Road 696
Dorado, Puerto Rico  00646
(Name and Address of Agent for Service)

(787) 278-2709
(Telephone number, including area code, of agent for service)

With a copy to:
Michael Francis, Esq
Christina C. Russo, Esq.
Akerman LLP
One Southeast Third Avenue, 25th Floor
Miami, Florida 33131
(305) 374-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐                                                              Accelerated filer  ☐

Non-accelerated filer  ☐                                                                Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share	2,500,000	$1.90	$4,750,000	$612
___________________
(1)
Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of common stock which may become issuable under the Pharma-Bio Serv, Inc. 2005 Long-Term Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), and based on the last reported sale price on the OTC Bulletin Board on December 9,  2013.

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Part I of From S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428(b)(1) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission” or “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC.  Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

a)	Our Annual Report on Form 10-K for the year ended October 31, 2012, filed with the SEC on January 29, 2013, as amended on Form 10-K/A, filed with the SEC on February 28, 2013; and

b)	Our Quarterly Report on Form 10-Q for the period ended January 31, 2013, filed with the SEC on March 18, 2013;

c)	Our Quarterly Report on Form 10-Q for the period ended April 30, 2013, filed with the SEC on June 14, 2013;

d)	Our Quarterly Report on Form 10-Q for the period ended July 31, 2013, filed with the SEC on September 16, 2013.

e)	Our Current Reports on Form 8-K as filed with the SEC on December 31, 2012, January 7, 2013, January 11, 2013, February 6, 2013, April 12, 2013 and July 23, 2013; and

f)	The description of our Common Stock contained in our Current Report on Form 8-K, filed with the SEC on January 31, 2006.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to you, upon request, a copy of each of our filings at no cost.  Please make your request by writing or telephoning us at the following address or telephone number:

Pharma-Bio Serv, Inc.
Pharma-Bio Serv Building,
#6 Road 696
Dorado, Puerto Rico  00646
(787) 278-2709

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation (filed as Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on May 1, 2006 and incorporated herein by reference).
3.2
Certificate of Amendment to the Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2013 and incorporated herein by reference).

3.3	By-laws (filed as Exhibit 3.2 to the Company’s Form 10-SB12G filed with the SEC on September 24, 2004 and incorporated here by reference).
3.4	Amendment No. 1 to the By-laws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2008 and incorporated herein by reference).
3.5	Amendment No. 2 to the Bylaws (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2013 and incorporated herein by reference).
5.1	Opinion of Akerman LLP.
10.1	Pharma-Bio Serv Inc. 2005 Long-Term Incentive Plan, as amended.
23.1	Consent of Akerman LLP (included in Exhibit 5.1).
23.2	Consent of Horwath Vélez & CO, PSC.
24.1	Power of Attorney (included in the signature pages to the Registration Statement).

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)i and (1)ii will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dorado, Puerto Rico, on December 10, 2013.

PHARMA-BIO SERV, INC.

By:	/s/ Nélida Plaza
Name: Nélida Plaza
Title: Acting President and Chief Executive Officer,
and President of Puerto Rico Operations and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nélida Plaza and Pedro J. Lasanta, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange  Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nélida Plaza	Acting President and Chief Executive Officer, and	December 10, 2013
Nélida Plaza	President of Puerto Rico Operations and Secretary (Principal Executive Officer)

/s/ Pedro J. Lasanta	Chief Financial Officer	December 10, 2013
Pedro J. Lasanta	(Principal Financial Officer)

/s/ Elizabeth Plaza	Chairman	December 10, 2013
Elizabeth Plaza

/s/ Kirk Michel	Director	December 10, 2013
Kirk Michel

/s/ Howard Spindel	Director	December 10, 2013
Howard Spindel

/s/ Dov Perlysky	Director	December 10, 2013
Dov Perlysky

/s/ Irving Wiesen	Director	December 10, 2013
Irving Wiesen

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Akerman LLP.
10.1	Pharma-Bio Serv, Inc. 2005 Long-Term Incentive Plan, as amended.
23.1	Consent of Akerman LLP (included in Exhibit 5.1).
23.2	Consent of Consent of Horwath Vélez & CO, PSC.
24.1	Power of Attorney (included in the signature pages to the Registration Statement).